Exhibit 99.1

Subsidiaries of Owens Corning (March 31, 2008)	State or Other Jurisdiction Under the Laws of Which Organized
CDC Corporation	Wisconsin
Comercializadora Owens Corning, S.A. de C.V.	Mexico
Crown Manufacturing Inc.	Ontario
Dutch OC Cooperatief Invest U.A.	The Netherlands
Engineered Pipe Systems, Inc.	Delaware
EPS Holding AS	Norway
Eric Company	Delaware
European Owens Corning Fiberglas SPRL	Belgium
Falcon Foam Corporation	Delaware
Flowtite Offshore Services Ltd.	Cyprus
Integrex Ventures LLC	Delaware
IP Owens Corning Ltd.	Switzerland
IPM Inc.	Delaware
Jefferson Holdings, Inc.	Delaware
LMP Impianti Srl	Italy
Modalis SAS	France
Modulo SAS	France
Modulo USA LLC	Delaware
NORSKE EPS BOT AS	Norway
O.C. Funding B.V.	The Netherlands
OC Canada Finance Inc.	Canada
OC Canada Holdings Company	Nova Scotia
OC Celfortec Company	Canada
OC NL Invest Cooperatief U.A.	The Netherlands
OCCV1 Inc.	Delaware
OCCV2 LLC	Delaware
OCCV3, LLC	Delaware
OCCV4, LLC	Delaware
OCF Mexico, S. de R.L. de C.V.	Mexico
OCV (Thailand) Company Limited	Thailand
OCV (Tsu) Japan K.K.	Japan
OCV Alcala Spain, S.L.	Spain
OCV Chambéry France	France
OCV Chambéry International	France
OCV Chambéry Reinforcements	France
OCV Czech Sro	Czech Republic
OCV Distribution ANZ Pty. Limited	Australia
OCV Distribution Spain, S.L.	Spain
OCV Fabrics (Changzhou) Co. Ltd.	China
OCV Fabrics Belgium BVBA	Belgium
OCV Fabrics UK Ltd.	United Kingdom
OCV Fabrics US, Inc.	Maine
OCV Finance, LLC	Delaware
OCV Germany GmbH	Germany
OCV GRP Co. Ltd.	Japan
OCV Holdings 1 BV	The Netherlands

Subsidiaries of Owens Corning (March 31, 2008)	State or Other Jurisdiction Under the Laws of Which Organized
OCV Holdings 2 BV	The Netherlands
OCV Holdings Belgium Sprl	Belgium
OCV Holdings Italy Srl	Italy
OCV Intellectual Capital, LLC	Delaware
OCV Italia Srl.	Italy
OCV Lorcet	France
OCV Mexico de R.L. de C.V.	Mexico
OCV Reinforcements (Beijing) Co. Ltd.	China
OCV Reinforcements (Hangzhou) Co. Ltd.	China
OCV Reinforcements Holdings Spain, S.L.	Spain
OCV Reinforcements Holdings US, LLC	Delaware
OCV Reinforcements Manufacturing Ltd.	India
OCV Reinforcements Manufacturing US, LLC	Delaware
OCV Revetex Srl.	Italy
OCV Rompolimer Srl	Romania
OCV Steklovolokno OAO	Russia
OCV Sweden AB	Sweden
OCV UK Ltd.	United Kingdom
Owens Corning (Anshan) Fiberglass Co., Ltd.	China
Owens Corning (China) Investment Company, Ltd.	China
Owens Corning (Guangzhou) Fiberglas Co., Ltd.	China
Owens Corning (Japan) Ltd.	Japan
Owens Corning (Jiangyin) Building Materials Co., Ltd.	China
Owens Corning (Nanjing) Foamular Board Co. Ltd.	China
Owens Corning (Shanghai) Composites Co. Ltd.	China
Owens-Corning (Shanghai) Fiberglas Co., Ltd.	China
Owens Corning (Shanghai) International Trade Co., Ltd.	China
Owens Corning (Shanghai) Trading Co., Ltd.	China
Owens Corning (Singapore) Pte Ltd.	Singapore
Owens Corning (Tianjin) Building Materials Co., Ltd.	China
Owens Corning Alloy Canada GP Inc.	Canada
Owens Corning Alloy Canada LP	Manitoba
Owens Corning Argentina Sociedad de Responsabilidad Limitada	Argentina
Owens Corning Australia Pty Limited	Australia
Owens Corning Automotive (UK) Ltd.	United Kingdom
Owens Corning BM (Korea), Ltd.	Korea
Owens-Corning Britinvest Limited	United Kingdom
Owens Corning Buildings Material Sustainability LLC	Delaware
Owens Corning Building Solutions Private Limited	India
Owens Corning Canada GP Inc.	Canada
Owens Corning Canada Holdings, B.V.	The Netherlands
Owens Corning Canada LP	Manitoba
Owens Corning Cayman (China) Holdings	Cayman Islands
Owens-Corning Cayman Limited	Cayman Islands
Owens Corning Celfortec Canada GP Inc.	Canada
Owens Corning Celfortec LP	Canada
Owens Corning Composite Cooperatief U.A.	The Netherlands
Owens Corning Composite Holdings Cooperatief U.A.	The Netherlands
Owens Corning Composite Materials, LLC	Delaware

Subsidiaries of Owens Corning (March 31, 2008)	State or Other Jurisdiction Under the Laws of Which Organized
Owens Corning Composite Materials Canada GP Inc.	Canada
Owens Corning Composite Materials Canada LP	Manitoba
Owens Corning Composites Italia S.r.l.	Italy
Owens Corning Composites SPRL	Belgium
Owens Corning Construction Services, LLC	Delaware
Owens Corning do Brasil Comércia de Materiais Metálicos Ltda.	Brazil
Owens Corning Elaminator Insulation Systems, LLC	Delaware
Owens Corning Enterprise (India) Pvt. Ltd.	India
Owens Corning EU Sprl	Belgium
Owens Corning Fabwel, LLC	Delaware
Owens Corning Fiberglas A.S. Limitada	Brazil
Owens-Corning Fiberglas Deutschland GmbH	Germany
Owens-Corning Fiberglas Espana, SL	Spain
Owens-Corning Fiberglas France SAS	France
Owens-Corning Fiberglas (G.B.) Ltd.	United Kingdom
Owens-Corning Fiberglas Norway A/S	Norway
Owens Corning Fiberglas S.A.	Uruguay
Owens-Corning Fiberglas Sweden Inc.	Delaware
Owens-Corning Fiberglas (U.K.) Pension Plan Ltd.	United Kingdom
Owens Corning Foam Insulation, LLC	Delaware
Owens Corning Franchising, LLC	Delaware
Owens-Corning Funding Corporation	Delaware
Owens Corning Holdings 1 CV	The Netherlands
Owens Corning Holdings 3 CV	The Netherlands
Owens Corning Holdings 4 CV	The Netherlands
Owens Corning Holdings 5 CV	The Netherlands
Owens Corning HOMExperts, Inc.	Delaware
Owens Corning HT, Inc.	Delaware
Owens-Corning (India) Limited	India
Owens Corning Insulating Systems, LLC	Delaware
Owens Corning Insulating Systems Canada GP Inc.	Canada
Owens Corning Insulating Systems Canada LP	Manitoba
Owens Corning Intellectual Capital, LLC	Delaware
Owens Corning International Holdings C.V.	The Netherlands
Owens Corning Korea	Korea
Owens Corning Living Solutions, Inc.	Delaware
Owens Corning Manufacturing Limited	Japan
Owens Corning Masonry Products, LLC	Delaware
Owens Corning Mexican Holdings, B.V.	The Netherlands
Owens Corning Mexico, S. de R.L. de C.V.	Mexico
Owens-Corning Overseas Holdings, Inc.	Delaware
Owens Corning Remodeling Canada GP Inc.	Canada
Owens Corning Remodeling Canada LP	Manitoba
Owens Corning Remodeling Systems, LLC	Delaware
Owens Corning Roofing and Asphalt, LLC	Delaware
Owens Corning Sales, LLC	Delaware
Owens Corning Scandinavian Operations AB	Sweden
Owens Corning Science and Technology, LLC	Delaware
Owens Corning Sunrooms Franchising, LLC	Delaware

Subsidiaries of Owens Corning (March 31, 2008)	State or Other Jurisdiction Under the Laws of Which Organized
Owens Corning Support Limited	Japan
Owens-Corning Sweden AB	Sweden
Owens Corning US Holdings, LLC	Delaware
Owens-Corning Veil Netherlands B.V.	The Netherlands
Owens-Corning Veil U.K. Ltd.	United Kingdom
Palmetto Products, Inc.	Delaware
Par Mur SRL	Romania
R&C Korea Ltd.	Korea
Renewing Spaces, Inc.	Delaware
Servicios Violet S.A. de C.V.	Mexico
Soltech, Inc.	Kentucky
Tecnologia Owens Corning Ltd.	Switzerland
Vetrotex Brasil Industria e Comercio de Fibras de Vidro Ltda	Brazil